SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
Date  of  Report  (Date  of  earliest  event  reported)     September  23,  1999

                               CyPost  Corporation
                               -------------------
  (Exact  name  of  registrant  as  specified  in  its  charter)

                                    Delaware
                            -------------------------
                          (State or other jurisdiction
                        of incorporation or organization)
                                   98-0178674
                           ---------------------------
                                  (IRS Employer
                               Identification No.)

101-260  West  Esplanade
North  Vancouver,  British  Columbia,  Canada     V7M  3G7
-----------------------------------------------------------
(Address  of  Principal  Executive  Offices)     (Zip  Code)
                                 (604) 904-4422
                 --------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.
On September 23, 1999, Cypost Corporation ("Cypost") executed a share purchase agreement (the "Acquisition Agreement") with Robert Adams, Tami Allan and Beata Adams to purchase all of the issued and outstanding shares of NetRover Inc. and NetRover Office Inc., both incorporated under the Ontario Business Corporations Act of Canada. The Acquisition Agreement is dated for reference and is effective as of July 22, 1999. The total purchase price for all of the shares of both companies was CDN$3,850,000 less certain liabilities existing at closing of approximately CDN$850,000. Of the resulting total purchase price of approximately CDN$3,000,000, CDN$1,900,000 was payable on closing in cash and CDN$1,000,000 was payable by the issue and delivery to the vendors of a 146,000 common shares of Cypost valued at CDN$6.85 per share. The approximately CDN$100,000 balance is payable, subject to certain adjustments, on December 4, 1999.
At closing the purchaser was required to lend the sum of CDN$1,000,000 to NetRover Inc. to enable it to repay shareholders loans.

The purchase consideration was established by negotiation. Funds for the purchase of the two companies were acquired through an unsecured loan from Blue Heron Ventures Fund, LtdThe loan bears interest at 8% per annum and is convertible into common shares of Cypost at the rate of US$1.50 per share.

NetRover Inc. is an internet service provider and as such re-sells telecommunications time primarily to residential subscribers in larger cities in Ontario, Canada. Revenues of NetRover Inc. were approximately CDN$2,668,000 for the fiscal year ended July 31, 1999. NetRover Office Inc. is in business of hosting web pages. The revenues of NetRover Office Inc. were approximately CDN$156,000 for the fiscal year ended December 31, 1998.

The assets of each acquired company are primarily its customer base and equity in computer equipment leases.

The transactions contemplated by the Acquisition Agreement closed on October 4, 1999.
ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)     Financial  States  of  Businesses  Acquired
It is not practicable to provide financial statements of the acquired companies prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 8, 1999 (60 days after this Current Report on Form 8-K must be filed).

(b)     Pro  Forma  Financial  Information
It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than November 8, 1999 (60 days after this Current Report on Form 8-K must be filed).

(c)     Exhibits
A  copy  of  the  Acquisition  Agreement  is  attached  as  an  Exhibit.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CyPost  Corporation
                                    (Registrant)
                                   /s/ Robert Sendoh
Date:  October  8,  1999  By:     ---------------------
                                  Robert  Sendoh,  Chairman